CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To InterDigital Communications Corporation:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File No. 33-32888, File No. 33-43253, File No. 33-44689, File No. 33-47388, File No. 33-53388, File No. 33-53660, File No. 33-88248, File
No. 33-89920, File No. 33-89922, File No. 33-60711 and File No. 33-61021.



Philadelphia, PA                                      Arthur Andersen LLP
  March __, 1996

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